Exhibit 10.6

    CONSULTANCY CONTRACT

BETWEEN

STARBRIDGE GLOBAL INC.
(Formerly Southland Financial Inc.)

AND

WILLIE LO

THIS AGREEMENT is made on the 24th day of November, 2000.

BETWEEN:

    StarBridge Global Inc. (formerly Southland Financial Inc.)

    2/25 Prospect Street

    Box Hill Victoria 3128

    Australia

    ("the Company"); and

    Willie Lo

    15 Ryder Court

    East Doncaster Victoria 3109

    Australia

    ("the Consultant");

WHEREBY IT IS AGREED as follows:

IX.  INTERPRETATION

    In this Agreement, unless the context requires otherwise;

1.1
"Board" means the board of directors for the time being of the Company;

1.3
"month" means calendar month.

1.3
References herein to Clauses are to clauses in this Agreement unless the context requires otherwise.

1.4
The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5
Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

X.  ENGAGEMENT

    The Company will engage the Consultant and the Consultant will provide the service to the Company upon the terms and conditions hereafter appearing.

XI.  DURATION

    The Company will engage the Consultant with effect from 1st November, 2000 subject to termination as hereinafter provided.

XII.  CONSULTANT OBLIGATION

4.1
The Consultant shall, during the continuance of his engagement serve the Company and perform the duties and exercise the powers from time to time assigned to or vested in him by the President of the Company and the Board. It is acknowledged by the parties that services provided under this Agreement are in addition to time already allocated in fulfillment of the Consultant's basic commitment as a non-executive director as outlined in a separately executed Directors Service Agreement.

XIII.  COMPENSATION

    The compensation for the Consultant shall be USD$12,000 per calendar month (based on 8 days per month at $1,500 per day) payable either to the Consultant directly, or to a corporate entity nominated by the Consultant, plus approved expenses incurred on behalf of the Company.

XIV.  TERMINATION

6.1
The Consultant's services hereunder may be determined at any time by either of the parties hereto giving to the other not less than six (6) months prior written notice.

6.2
In the event of termination of the Consultant's engagement hereunder the Consultant shall not be entitled to claim any other compensation whatsoever from the Company in respect to such termination.

6.4
Any delay or forbearance by the Company in exercising any right to terminate this Agreement shall not constitute a waiver of such right.

XV.  NOTICES

    All notices required to be given under this Agreement shall be in writing and shall be addressed at the address for such party as indicated in the introductory paragraphs of this Agreement or such address as such party may indicate from time to time.

XVI.  MISCELLANEOUS

8.1
This Agreement may only be amended or modified by written agreement of the parties.

8.5
No failure or delay, by either party to exercise any of its rights hereunder shall constitute a waiver of all or part of the same, unless and to the extent that such party gives written confirmation that it expressly waives its rights. No waivers of rights in respect of any act or default shall affect any other rights or any future rights in respect of a similar or other act or default.

8.6
This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreement or other instrument.

8.7
This Agreement shall be governed by and construed in accordance with the law of Nevada, United States of America.

    IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

STARBRIDGE GLOBAL INC. (formerly Southland Financial Inc.)
Signature:	/s/ DAVID A TURIK
Name:	David A Turik, President
Title:	President
a. CONSULTANT
Signature:	/s/ WILLIE LO
Name:	Willie Lo